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                                                                   Exhibit 23.1

The Board of Directors
GenVec, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-55590, No. 333-55586, and No. 333-55584) on Form S-8 of GenVec, Inc.
of our report dated March 1, 2001, relating to the balance sheets of GenVec, Inc., and the related statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of GenVec, Inc.



McLean, Virginia
March 29, 2001